Exhibit 16.1

                              MARCUM & KLIEGMAN LLP
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                   Certified Public Accountants & Consultants
     A Limited Liability Partnership Consisting of Professional Corporations





December 12, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the current Report on Form 8-K of Accufacts Pre Employment Screening Inc. and we agree with the statements therein as they relate to our firm.

Very truly yours,
MARCUM & KLIEGMAN LLP



By: /s/ MARCUM & KLIEGMAN
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